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STATE OF WASHINGTON
SECRETARY OF STATE

ARTICLES OF AMENDMENT WASHINGTON PROFIT CORPORATION

(Per Chapter 23B.10 RCW)

FEE: $30

EXPEDITED (24-HOUR) SERVICE AVAILABLE – $20 PER ENTITY
INCLUDE FEE AND WRITE "EXPEDITE" IN BOLD LETTERS ON OUTSIDE OF ENVELOPE

- Please PRINT or TYPE in black ink
- Sign, date and return original AND ONE COPY to:

CORPORATIONS DIVISION
801 CAPITOL WAY SOUTH • PO BOX 40234
OLYMPIA, WA 98504-0234

- BE SURE TO INCLUDE FILING FEE. Checks should be made payable to "Secretary of State"

FILED
SECRETARY OF STATE
SAM REED
NOVEMBER 9, 2004
STATE OF WASHINGTON

FOR OFFICE USE ONLY
FILED: / /

$50.00 Check #088
Tracking ID: 807210
Doc No: 510068-001

IMPORTANT! Person to contact about this filing: Mike Frankenberger

Daytime Phone Number (with area code): 250 519 0553

AMENDMENT TO ARTICLES OF INCORPORATION

NAME OF CORPORATION (As currently recorded with the Office of the Secretary of State): Golden Hand Resources Inc.

UBI NUMBER: 602 067 705

CORPORATION NUMBER (if known):

AMENDMENTS TO ARTICLES OF INCORPORATION WERE ADOPTED ON Date: July 31, 2003

EFFECTIVE DATE OF ARTICLES OF AMENDMENT (Specified effective date may be up to 30 days AFTER receipt of the document by the Secretary of State)

☐ Specific Date: ______ ☒ Upon filing by the Secretary of State

ARTICLES OF AMENDMENT WERE ADOPTED BY (Please check ONE of the following)

☐ Incorporators. Shareholders action was not required
☒ Board of Directors. Shareholders action was not required
☐ Duly approved shareholder action in accordance with Chapter 23B.10 RCW

AMENDMENTS TO THE ARTICLES OF INCORPORATION ARE AS FOLLOWS

If amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment must be included. If necessary, attach additional amendments or information.

Section 2.1 of Article II is hereby amended as follows

2.1 Authorized Capital

The Total number of Shares that this corporation is authorized to issue is 240,000,000 consisting of 200,000,000 Shares of Common Stock having a par value of $0.00005 per share and 40,000,000 shares of Preferred Stock having a par value of $0.00005 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as set forth below.

(Typewritten Version Attached for Clarity)

SIGNATURE OF OFFICER

This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

Signature of Officer: [signature] Printed Name: Mike Frankenberger Date: Nov 8/04

INFORMATION AND ASSISTANCE – 360/753-7115 (TDD – 360/753-1485)

FOR OFFICE USE ONLY

For Clarity

Section 2.1 of Article II is hereby amended as follows:

2.1. Authorized Capital

The total number of shares that this corporation is authorized to issue is 240,000,000, consisting of 200,000,000 shares of Common Stock having a par value of $0.00005 per share and 40,000,000 shares of Preferred Stock having a par value of $0.00005 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as set forth below.

